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                                                                 EXHIBIT 10.36

                SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

     THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Second Amendment") is made and entered into as of this 19th day of October 2001, by and between APCOA/STANDARD PARKING, INC., a Delaware corporation (the "Company") and JAMES A. WILHELM ("Executive").

                                    RECITALS

     A. The Company and Executive are parties to an Executive Employment Agreement dated August 1, 1999 (the "Employment Agreement"), which was modified pursuant the First Amendment to Executive Employment Agreement dated April 25, 2001 ("First Amendment"). The Employment Agreement and First Amendment are hereinafter collectively referred to as the "Employment Agreement". All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to such terms in the Employment Agreement.

     B. By Resolution of the Board of Directors of the Company on October 19, 2001, Executive was elected to the office of Chief Executive Officer, such office to be held and exercised in addition to his existing duties and responsibilities as President.

     C. The Company and Executive desire to amend certain terms of the Employment Agreement as hereinafter set forth to reflect the additions in title, duties, compensation and benefits of Executive which are effective as of October 19, 2001.

     NOW, THEREFORE, the Employment Agreement is hereby amended in the following respects:

     1. The first sentence of Paragraph 1. (a) is hereby amended by deleting the entire sentence and substituting the following sentence in lieu thereof:

          "(a)    The Company agrees to employ Executive in the position of
          Chief Executive Officer and President as of October 19, 2001."

     2. Subparagraph (a) of Paragraph 2 is hereby amended by deleting the entire first sentence and substituting the following sentence in lieu thereof:

          "(a)    SALARY. Executive shall receive a base salary at the
          rate of not less than $530,000 per annum (the "Salary"), payable in accordance with the normal payroll practices of the Company as in effect from tine to time (but not less frequently then monthly)."

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     3.   Subparagraph (b) of Paragraph 2 is hereby amended by deleting the entire subparagraph and inserting the following paragraph in lieu thereof:

          "(b)    BONUS. For each calendar year during the term of the
          Agreement, the Executive shall be eligible for a pro-rata annual bonus of up to $150,000 (the "Annual Bonus") so long as the Company achieves not less than 96% of the EBITDA Goal (the "Minimum Attainment Level"). The Annual Bonus shall be calculated as the product of $150,000 multiplied by the EBITDA Attainment Level. Executive shall only be eligible for the Annual Bonus or a pro-rata portion thereof, as the case may be, upon the Company achieving the Minimum Attainment Level.

          For purposes of this Agreement, (i) the "EBITDA Goal" is $25 Million, determined each year from the Company's annual certified audit; and
          (ii) the "EBITDA Attainment Level" means the percentage of attainment of the EBITDA Goal from the Minimum Attainment Level to 100%."

     4. Subparagraph (f) of Paragraph 2 is hereby amended by inserting the following sentence immediately following the last sentence of the subparagraph ending "... applicable to peer Executives.":

          "During the Employment Period the Company agrees to reimburse Executive (i) the initiation cost of a country club membership in the Chicago metropolitan area, and (ii) the annual cost of such country club membership, including monthly dues."

     5. Subsection (i) of subparagraph 4 (c) is hereby amended by deleting the reference to "24-month period" in the first sentence and substituting in lieu thereof "36-month period".

     6. Subsection (ii) of subparagraph 4 (c) is hereby amended by (x) deleting the multiplier "two times" in the first sentence and substituting in lieu thereof "three times", and (y) deleting the reference to the "24-month period" in the second sentence and substituting in lieu thereof "36-month period".

     7. Subsection (i) of subparagraph 5 (g) is hereby amended by deleting the first sentence and substituting the following sentence in lieu thereof:

          "(i)    if Executive's termination occurs for any reason other than
          Cause, the sum of $265,000 in equal monthly installments for up to eighteen months following the date of Termination."

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     8.   Except as specifically amended by this Second Amendment the Employment
Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, Executive and the Company have executed this Second Amendment as of day and year first above written.

     APCOA/Standard Parking, Inc.

     By:
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         John V. Holten
         Chairman of the Board

     Executive:

         ------------------------
         James A. Wilhelm